SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date or earliest event reported):  August 25, 2011

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-7865	59-1914299
(Commission File No)	(I.R.S. Employer Identification No.)

1870 S. Bayshore Drive Coconut Grove, Florida (Address of Principal Executive Offices)	33133 (Zip Code)

(305)854-6803

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 25, 2011, HMG/Courtland Properties, Inc. (the “Company”) held its annual meeting of shareholders.  At that meeting, the shareholders elected all of the Company’s nominees for director, approved the renewal of the Advisory Agreement between the Company and HMGA, Inc. and approved the Company’s 2011 Stock Option Plan. The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

1.	Election of Directors:

	For	Withheld

Maurice Wiener	648,478	45,425
Larry Rothstein	648,478	45,425
Walter Arader	651,078	42,825
Richard Wiener	651,078	42,825
Harvey Comita	651,078	42,825

There were no broker non-votes for the election of directors.

2.	Renewal of Advisory Agreement:

For	Against	Abstain

650,067	43,686	150

There were no broker non-votes for the renewal of the Advisory Agreement.

3.	Approval of the Company’s 2011 Stock Option Plan.

For	Against	Abstain

606,085	86,168	1,650

There were no brokerage non-votes for the approval of the Company’s 2011 Stock Option Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMC/COURTLAND PROPERTIES, INC.

By: /S/ LARRY ROTHSTEIN
Larry Rothstein
Principal Financial Officer

Date:  August 26, 2011